As filed with the Securities and Exchange Commission on May 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of America Corporation

(Exact name of registrant as specified in its charter)

Delaware	Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255	56-0906609
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

Bank of America Corporation Key Employee Equity Plan

(formerly known as the Bank of America Corporation 2003 Key Associate Stock Plan)

(Full title of the plan)

ROSS E. JEFFRIES, JR.

Deputy General Counsel and Corporate Secretary

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

RICHARD W. VIOLA

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)(3)
Common Stock	124,876,441 shares	$16.43	$2,051,719,926	$238,409.86

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.
(2)	Determined on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on May 18, 2015 in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the above-named plan. Registration Statements on Form S-8 were previously filed on December 20, 2002 (Registration No. 333-102043), December 21, 2004 (Registration No. 333-121513), April 26, 2006 (Registration No. 333-133566), February 3, 2009 (Registration No. 333-157085) and June 25, 2010 (Registration No. 333-167797) registering 100,000,000, 141,600,000, 180,000,000, 105,000,000 and 500,000,000 shares of Common Stock of Bank of America Corporation for issuance pursuant to awards under the above-named plan, respectively.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Bank of America Corporation Key Employee Equity Plan (formerly known as the Bank of America Corporation 2003 Key Associate Stock Plan) (the “Plan”), is effective. Accordingly, pursuant to General Instruction E to Form S-8, Bank of America Corporation (the “Corporation”) hereby incorporates by reference herein the contents of such Registration Statements on Form S-8 (Registration Nos. 333-102043, 333-121513, 333-133566, 333-157085 and 333-167797) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) The Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014;

(b) The Corporation’s Quarterly Report on Form 10-Q for the period ended March 31, 2015;

(c) The Corporation’s Current Reports on Form 8-K filed January 15, 2015, January 27, 2015, February 26, 2015, March 11, 2015, March 17, 2015, March 20, 2015, April 8, 2015, April 15, 2015, April 29, 2015 and May 7, 2015 (in each case, other than documents or information that is furnished but deemed not to have been filed); and

(d) The description of the Corporation’s Common Stock that is contained in the Corporation’s registration statement filed pursuant to Section 12 of the Exchange Act, as updated by the Corporation’s Current Report on Form 8-K filed April 20, 2009 and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Corporation with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any information that is furnished but that is deemed not to have been filed) prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other contemporaneously or subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the Delaware Corporation Law.

Article VIII of the Corporation’s bylaws provides for indemnification to the fullest extent authorized by the Delaware Corporation Law for any person who is or was a director or officer of the Corporation who is or was involved or threatened to be made involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, manager or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or employee of any other enterprise. Such indemnification is provided only if the director, officer, manager or employee acted in good faith and in a manner that the director, officer, manager or employee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

The foregoing is only a general summary of certain aspects of the Delaware Corporation Law and the Corporation’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law and Article VIII of the bylaws of the Corporation.

Pursuant to the Corporation’s bylaws, the Corporation may maintain a directors’ and officers’ insurance policy which insures the directors and officers of the Corporation against liability asserted against such persons in such capacity whether or not the Corporation would have the power to indemnify such person against such liability under the Delaware Corporation Law.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description of Exhibit

4(a)	Bank of America Corporation Key Employee Equity Plan (formerly known as the Bank of America Corporation 2003 Key Associate Stock Plan), originally effective January 1, 2003, and amended and restated effective May 6, 2015, incorporated by reference to Exhibit 10.2 of the Corporation’s Current Report on Form 8-K (File No. 1-6523) filed May 7, 2015

5(a)	Opinion of McGuireWoods LLP as to the legality of the securities being registered

23(a)	Consent of McGuireWoods LLP (included in Exhibit 5(a))

23(b)	Consent of PricewaterhouseCoopers LLP

24(a)	Power of Attorney, incorporated herein by reference to Exhibit 24.1 of the Corporation’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-180488)

24(b)	Power of Attorney, incorporated herein by reference to Exhibit 24.2 of the Corporation’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-202354)

Item 9.	Undertakings.

(a) The undersigned Corporation hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 26th day of May, 2015.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian T. Moynihan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	May 26, 2015

* Bruce R. Thompson	Chief Financial Officer (Principal Financial Officer)	May 26, 2015

* Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	May 26, 2015

* Sharon L. Allen	Director	May 26, 2015

* Susan S. Bies	Director	May 26, 2015

* Jack O. Bovender, Jr.	Director	May 26, 2015

* Frank P. Bramble, Sr.	Director	May 26, 2015

* Pierre J. P. de Weck	Director	May 26, 2015

* Arnold W. Donald	Director	May 26, 2015

* Charles K. Gifford	Director	May 26, 2015

* Linda P. Hudson	Director	May 26, 2015

* Monica C. Lozano	Director	May 26, 2015

* Thomas J. May	Director	May 26, 2015

Signature	Title	Date

* Lionel L. Nowell, III	Director	May 26, 2015

* R. David Yost	Director	May 26, 2015

*By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4(a)	Bank of America Corporation Key Employee Equity Plan (formerly known as the Bank of America Corporation 2003 Key Associate Stock Plan), originally effective January 1, 2003, and amended and restated effective May 6, 2015, incorporated by reference to Exhibit 10.2 of the Corporation’s Current Report on Form 8-K (File No. 1-6523) filed May 7, 2015

5(a)	Opinion of McGuireWoods LLP as to the legality of the securities being registered

23(a)	Consent of McGuireWoods LLP (included in Exhibit 5(a))

23(b)	Consent of PricewaterhouseCoopers LLP

24(a)	Power of Attorney, incorporated herein by reference to Exhibit 24.1 of the Corporation’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-180488)

24(b)	Power of Attorney, incorporated herein by reference to Exhibit 24.2 of the Corporation’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-202354)